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                                                                    EXHIBIT 99.1


                                  PRESS RELEASE

     Delaware Chancery Court Rules in JCC Holding Company Corporate Dispute

         (New Orleans -- May 31, 2002) -- The Delaware Chancery court today ruled in favor of Harrah's Entertainment, Inc. in its attempt to nominate two directors for election to the Board of JCC Holding Co. ("JCC"). JCC President, Paul Debban, responded to the ruling by saying that the company intends to appeal the ruling to the Delaware Supreme Court and believes that it will prevail on appeal.

         JCC is the owner of Harrah's New Orleans Casino, through its wholly owned subsidiary, Jazz Casino Company, L.L.C.

         Statements in this press release that are not historical fact, are forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Management cautions that the future performance of JCC Holding Company involves certain risks and uncertainties, and that JCC Holding Company's actual results could differ materially from those expressed in any of its forward-looking statements as a result of certain factors including, the outcome of this litigation and other factors that are contained in documents that JCC Holding Company files with the U.S. Securities and Exchange Commission.

                                      # # #

Contact: Mark Romig
         (504) 581-7195, ext. 211

Contact:  Paul Debban
         (504) 533-6047